EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of this 8th day of September, 2014 (the "Effective Date") by and between Sunrise Holdings Limited, a Nevada corporation (the "Company") and the record and beneficial shareholders of 2340960 Ontario Inc. (“ECG”) executing this Agreement (the "Shareholders").

WHEREAS, Nick Bozza, John Bentivoglio and Taunton Ravenscroft Inc. are the record owners of all of the issued and outstanding capital stock of ECG (the ECG Shares”) and are holding such shares as nominees for The Nick Bozza Family Trust, The John Bentivoglio Family Trust and The Sgro (2010) Family Trust, respectively, which trusts are the beneficial owners of the ECG Shares.

NOW THEREFORE, in consideration of the mutual promises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. EXCHANGE OF SHARES.

1.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined) the Shareholders will sell, convey, transfer and assign to the Company, and the Company will purchase and accept from the Shareholders all right, title and interest in and to the ECG Shares, a privately held Company incorporated in Ontario, Canada owned by the Shareholders in exchange for 79,500,000 shares of the Company’s Common Stock (the “Company Shares”), $0.001 par value (hereinafter the “Share Exchange”).

1.2 Assets. As of the date of Closing, the assets of ECG shall consist of all of the assets owned by ECG on the date hereof, including all Contracts, Intellectual Property, Tangible and Intangible Assets and Records and Documents owned by ECG on the date hereof including those described in Section 1.2 (a) through (d) hereof (collectively, the "Assets").

(a) Contracts. All rights and benefits of ECG under all agreements and licenses and other agreements (if any) to which it is a party. "Contracts" means all contracts, agreements and other arrangements whether written or oral, to which ECG is a party.

(b) Intellectual Property. All rights, title and interest in and to, all United States and foreign licenses, copyrights (registered and unregistered) and copyright applications, and Computer Software and other rights associated with the foregoing, existing now or in the future, including, without limitation the right to sue for past infringement thereof and all other proprietary rights that ECG owns, licenses, or possesses the right to use (collectively, the "Intellectual Property"). "Computer Software" means all computer source codes, programs, data files, algorithms, and other software (including both applications software and operating software), including all machine readable code, printed listings of code, documentation, and related property and information.

(c) Tangible and Intangible Assets. All tangible and intangible personal property rights of ECG (the "Tangible and Intangible Assets").

(d) Records and Documents. All books, records, files, papers, databases, and other data (whether such information is stored in print, on electronic media, or pursuant to any audio or video recording) located at ECG’s facilities or elsewhere in ECG’s custody or control (directly or indirectly), or pertaining to the Assets, except that the Shareholders may retain duplicate copies and computer files for the sole purpose of reference, updating and correction, but for no other purpose.

The Assets include those items listed on Schedule 1.2 attached hereto.

1.3 Closing Date. The closing ("Closing") shall occur on such date, time and place, as may be agreed upon by the parties.

SECTION 2. PURCHASE PRICE.

2.1 Purchase Price. The Company shall convey, transfer, assign to the Shareholders 79,500,000 newly issued shares of common stock of the Company as allocated in Schedule 2.1 hereof (the "Company Shares") in exchange for all of the issued and outstanding shares of common stock of ECG held by the Shareholders in each case as set forth on Schedule 2.1. The Company Shares shall be issued to the respective record holders of the ECG Shares as set forth on Schedule 2.1.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

3.1 Shareholders’ Representations and Warranties. Each Shareholder hereby makes the following representations and warranties to the Company, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date:

(a) Good Title. The Stockholder is the either record or beneficial owner of the ECG Shares as set forth on Schedule 2.1, and the Shareholder that is the record owner of the shares has good title to the shares of ECG owned by such Shareholder, and together with the beneficial owner of the shares has the right and authority to sell and deliver such ECG Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of the Company as the new owner of such ECG Shares in the share register of ECG, the Company will receive good title to such ECG Shares, free and clear of all liens.

(b) Power and Authority. Each Shareholder has the legal power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform such Shareholder’s obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

(c) No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of such Shareholder’s obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Shareholder or ECG and (c) will not violate or breach any contractual obligation to which the Shareholder is a party.

(d) Finder’s Fee. Neither the Shareholders nor ECG has created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Share Exchange.

(e) Purchase Entirely for Own Account. The Company Shares to be acquired by the Shareholder hereunder will be acquired for investment for the benefit of the Shareholder which will be the beneficial owner of the shares and not with a view to the resale or distribution of any part thereof, and such the Shareholder has no present intention of selling or otherwise distributing the Company Shares, except in compliance with applicable securities laws.

(f) Risk of Loss. The Shareholder represents and warrants that the Shareholder which will be the beneficial owner of the Company Shares (i) can bear the economic risk of such person’s respective investments, and (ii) such person possesses such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the investment in the Company and its securities.

(g) Regulation S. The Shareholder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) and understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. The Shareholder has no intention of becoming a U.S. Person. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Shareholder was outside of the United States. Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(h) No Governmental Review. The Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(i) Access to Information. The Shareholder who will be a beneficial owner of Company Shares acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in the Company and its securities to its full satisfaction, has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and such person has been afforded the opportunity to ask questions of the Company’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to it. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Shareholder has relied in making an exchange of ECG Shares for the Company Shares.

(j) Transferability. The Shareholder understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares may have to be held indefinitely.

(k) Organization and Qualification. ECG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. ECG has all requisite power and authority to own those properties and conduct the business presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except in any case where a failure to so qualify would not have a material adverse effect on ECG. The organizational documents, which have been (or will be, at least two days before the Closing Date) delivered to the Company, are complete and correct and are in full force and effect at the date hereof.

(l) Authorization; No Restrictions, Consents or Approvals. The Shareholder has full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by the Shareholder and constitutes the legal, valid, binding and enforceable obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. The execution and delivery of this Agreement, the Share Exchange and the consummation of the transactions contemplated herein, do not and will not on the Closing Date (i) conflict with or violate any of the terms of the Trust Agreement, articles of incorporation and/or bylaws of a Shareholder which is not an individual or ECG or any applicable law relating to the Shareholder or ECG, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which the Shareholder or ECG is bound or to which any property of the Shareholder or ECG is subject, or constitute a default thereunder, (iii) result in the creation or imposition of any lien on any of the assets of the Shareholder or ECG, (iv) constitute an event permitting termination of any agreement or instrument to which the Shareholder or ECG is a party or by which any property or asset of the Shareholder or ECG is bound or affected, pursuant to the terms of such agreement or instrument, or (v) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Shareholder or ECG is a party or by which the Shareholder or ECG may be bound, or result in the violation by the Shareholder or ECG, of any laws to which the Shareholder or ECG may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Shareholder of this Agreement or the performance by the Shareholder of his or its obligations hereunder.

(m) Capitalization. All of the issued and outstanding capital stock of ECG is owned beneficially and of record by the Shareholders as set forth on Schedule 2.1.

(n) Subsidiaries. ECG has no subsidiaries and does not own any interest in any corporation, partnership, joint venture, limited liability company, association, trust or entity.

(o) Assets. ECG has good and marketable title to the Assets.

(p) Intellectual Property and Tangible and Intangible Assets. ECG owns or possesses all right, title and interest (or holds valid licenses) to use, whether or not registered, all Intellectual Property and Tangible and Intangible Assets owned by it. The Shareholders have provided the Company with a complete and accurate list of all such Intellectual Property and Tangible and Intangible Assets (identifying those owned and those licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements (including, without limitation, agreements pursuant to which ECG has granted licenses to third parties to use any Intellectual Property or Intangible Asset) relating thereto. All actions reasonably necessary to maintain the registered Intellectual Property and Tangible and Intangible Assets have been taken by ECG. Except as previously disclosed to the Company, ECG is not required to pay any royalty, license fee or similar compensation with respect to the Assets in connection with the current or prior conduct of its business. To the knowledge of Shareholder, the use by ECG of any of the Intellectual Property or Tangible and Intangible Assets does not violate the proprietary rights of any other person and to the knowledge of Shareholder, no claims have been asserted by any person with respect to the use of the Assets by ECG. To the knowledge of Shareholder, no person is infringing upon the Assets.

(q) Property. No person, other than ECG, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in the Assets.

(r) Financial Statements.

(a)  The following financial statements of ECG have been delivered to the Company: (i) unaudited consolidated balance sheets of ECG as of August 31, 2014 and August 31, 2013, and the related consolidated statements of income and cash flow for the years then ended (the “Financial Statements”).

(b)  The Financial Statements (i) have been prepared in accordance with GAAP applied consistently during the periods covered thereby, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP , and (ii) are complete and correct in all material respects and present fairly in all material respects the financial condition of ECG at the dates of said statements and the results of its operations for the periods covered thereby.

(c) As of the August 31, 2014, ECG had no liabilities or obligations, whether accrued, contingent or otherwise, that were required to be disclosed except for liabilities disclosed or adequately reserved against on the balance sheet for such period (only to the extent of the amount provided for therein) or disclosed in Schedule attached hereto. As of the date hereof, ECG does not have any liabilities or obligations, whether accrued, contingent or otherwise, that would have been required to be disclosed on the August 31, 2014 balance sheet except for liabilities or obligations incurred in the course of ECG’s business since the date of the August 31, 2014 balance sheet.

3.2 Company's Representations and Warranties. The Company hereby represents and warrants to the Shareholders, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except in any case where a failure so to qualify would not have a material adverse effect on the Company. The copies of the articles of incorporation and bylaws of the Company, which have been delivered to the Shareholders, are complete and correct and are in full force and effect at the date hereof.

(b) Authorization; No Restrictions, Consents or Approvals. The Company has full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations hereunder has been duly taken. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms.

(c) Capital Stock. The Company has authorized capital stock consisting solely of 190,000,000 shares of common stock, and 10,000,000 shares of preferred stock, $0.001 par value, of which 6,882,273 and 10,000,000 shares are issued and outstanding, respectively, and all of which are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all federal and applicable state securities laws. No person to whom any share was issued and no person claiming through any such person has any claim against the Company in respect of any such issuance, including any claim based upon an alleged misstatement of fact in connection with such issuance or an omission to state a material fact necessary to make the statements of fact stated in connection with such issuance not misleading. Except as set forth in the SEC Reports (as hereinafter defined). There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for or requiring the sale, purchase or issuance of any shares of capital stock or any other securities of the Company.

(d) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries, if any, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(e) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Company Shares contemplated by this Agreement or as disclosed on the SEC Reports, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(f) Assets and Liabilities. The Company has no liabilities, debts, or obligations of any type or form, contingent or otherwise, except as described in the SEC Reports.

(g) Disclosure. No statement by the Company in the SEC Reports, contains any untrue statement of a material fact, or omits to state any material fact, necessary to make such statements, in the light of the circumstances under which they were made, not misleading. The Company knows of no material fact which specifically applies to the Company and (so far as the Company can reasonably foresee) materially threatens the Company or its prospects, which has not been disclosed in such documents, or disclosed to the shareholder.

(h) No Broker. The Company has used no broker, and knows of no broker, which may have a claim against the Shareholders or ECG or the Company for brokerage of this transaction.

SECTION 4. CLOSING.

4.1 Conditions to the Company's Obligations. The obligations of the Company under this Agreement, (including, without limitation, the obligation to consummate and effect the exchange of shares), shall be subject to satisfaction of the following conditions, unless waived by the Company:

(a) The Shareholders shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) All representations and warranties of the Shareholders herein shall have been true and correct in all material respects when made (or will have been made true and correct by the Closing Date), shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such Closing Date.

(c) There shall not have occurred any material adverse change with respect to the Assets or ECG.

(d) The Shareholders shall have executed and delivered to the Company all documents necessary to transfer all issued and outstanding shares of common stock of ECG to the Company, as contemplated by this Agreement.

4.2 Conditions to the Shareholders’ Obligations. The obligations of the Shareholders under this Agreement, (including, without limitation, the obligation to consummate and effect the Share Exchange) shall be subject to satisfaction of the following conditions, unless waived by the Shareholders:

(a) The Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing Date.

(b) The Share Exchange shall have been consummated as described in this Agreement hereof or as may be reasonably requested by the Shareholders prior to closing.

(c) All of the representations and warranties of the Company herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of, and with reference to such Closing Date.

(d) The Shareholders shall have caused ECG to have delivered to the Company audited financial statements and other financial data required by Regulation S-X (17 CFR pt 210) and Regulation S-X (17 CFR pt 239) of the Securities Act of 1933 (Securities Act) (15 USC §§77a–77aa) that is required to be included in the Current Report on Form 8-K which the Company is required to file in connection with the Share Exchange.

4.3 The Shareholders’ Closing Documents. At the Closing, the Shareholders shall deliver to the Company, in form and substance reasonably satisfactory to the Company, all consents required under the Contracts, and appropriate documents to effect or evidence the sale, conveyance, assignment and transfer to the Company of the issued and outstanding shares of common stock of ECG as contemplated hereby and necessary to place the Company, in full possession and enjoyment of all issued of outstanding shares of common stock of ECG as contemplated hereby, including the following:

(a) A certificate evidencing the issued ECG outstanding shares of common stock of ECG, registered in the name of the Company.

(b) A certified copy of ECG’s organizational documents, including amendments, if any, together with a certificate of good standing for ECG, or similar document, issued by an authorized representative of the jurisdiction of its organization and dated not more than 30 business days prior to the Closing Date.

SECTION 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

5.1 Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of the Company and the Shareholders set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing for a period of three years.

5.2 Successors. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to the parties hereto, shall not affect in any manner the obligations of the parties pursuant to Section 5 or any other term or provision of this Agreement, and the parties covenant and agree to make adequate provision for their liabilities and obligations hereunder in the event of any such transaction.

SECTION 6. GENERAL PROVISIONS.

6.1 Documentary Taxes. Each party shall pay any documentary or other taxes, arising from the issuance of any capital stock by such party.

6.2 No Third Party Beneficiaries. Nothing in this Agreement shall it be construed, to confer any rights or benefits upon any person other than the parties hereto.

6.3 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law or posting any bond or other security, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such claim for specific performance shall be brought and determined in the appropriate federal or state court, in the State of New York and in no other forum. The parties hereby irrevocably submit to the jurisdiction of any such New York state court or federal court in New York, in connection with such claim for a specific performance.

6.4 Severability. If any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

6.6 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors, heirs and permitted assigns.

6.7 Notices. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

Notice to the Shareholders shall be sufficient if given to:

2340960 Ontario Inc. 2798 Thamesgate Suite 6 Mississauga, Ontario L4T 4E8
Attn:	Nicholas D. Bozza
Frank C. Sgro John Bentivoglio

Notice to the Company shall be sufficient if given to:

Sunrise Holdings Limited 2798 Thamesgate Dr. Mississauga, Ontario, Canada L4T 4E8 Attention: John Bentivoglio, President

6.8 Oral Evidence. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

6.9 Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to choice of law considerations.

6.10 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York City, New York (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under seal as of the date first above written.

SUNRISE HOLDINGS LIMITED

By:	/s/ John Bentivoglio
John Bentivoglio
President

SHAREHOLDERS OF RECORD

By:	/s/ Nick Bozza
Nick Bozza
as nominee for Nick Bozza, Louise Bozza and Lily Gascoigne as Trustees for the Nick Bozza Family Trust

By:	/s/ John Bentivoglio
John Bentivoglio
as nominee for Gianfranco Bentivoglio, Michael Bentivoglio and Christina Cecchini as Trustees for the John Bentivoglio Family Trust

Taunton Ravenscroft Inc. as nominee for Frank Sgro, Diane Sgro and Gino Alberelli as Trustees for the Sgro (2010) Family Trust

By:	/s/ Frank Sgro
Authorized Person

BENEFICIAL SHAREHOLDERS: THE NICK BOZZA FAMILY TRUST

By:	/s/ Nick Bozza
Nick Bozza
Trustee

By:	/s/ Louise Bozza
Louise Bozza
Trustee

By:	/s/ Lily Gascoigne
Lily Gascoigne
Trustee

THE JOHN BENTIVOGLIO FAMILY TRUST

By:	/s/ Gianfranco Bentivoglio
Gianfranco Bentivoglio
Trustee

By:	/s/ Michael Bentivoglio
Michael Bentivoglio
Trustee

By:	/s/ Christina Cecchini
Christina Cecchini
Trustee

THE SGRO (2010) FAMILY TRUST

By:	/s/ Frank Sgro
Frank Sgro
Trustee

By:	/s/ Diane Sgro
Diane Sgro
Trustee

By:	/s/ Gino Alberelli
Gino Alberelli
Trustee